Exhibit 10-u


                        CREDIT AGREEMENT

                             BETWEEN

                       KLT TELECOM INC.,
                           AS LENDER,

                               AND

                     DIGITAL TELEPORT, INC.,
                          AS BORROWER


                 DATED AS OF FEBRUARY 21, 2001


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                     DIGITAL TELEPORT, INC.

                        CREDIT AGREEMENT


    This CREDIT AGREEMENT, dated as of February 21, 2001, is
AMONG DIGITAL TELEPORT, INC. (the "Borrower") and KLT TELECOM
INC. (the "Lender").  The parties hereto agree as follows:

    WHEREAS, the Borrower wishes to obtain, and the Lender is willing to make, certain revolving credit loans on the terms and conditions set forth herein.

    NOW, THEREFORE, in consideration of the undertakings set forth herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:


                           ARTICLE I

                          DEFINITIONS

     As used in this Agreement:

     "Acquisition" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Borrower or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding partnership interests of a partnership.

     "Advance" means a borrowing hereunder by the Borrower.

     "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

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     "Agreement" means this Credit Agreement, as it may be
amended or modified and in effect from time to time.

     "Article" means an article of this Agreement unless another document is specifically referenced.

     "Authorized Officer" means any officer of the Borrower, acting singly.

     "Borrower" means Digital Teleport, Inc., a Missouri corporation, and its successors and assigns.

     "Borrowing Date" means a date on which an Advance is made hereunder.

     "Borrowing Notice" is defined in Section 2.8.

     "Business Day" means (i) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Kansas City, Missouri, for the conduct of substantially all of their commercial lending activities and on which dealings in United States dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Kansas City, Missouri, for the conduct of substantially all of their commercial lending activities.

     "Capitalized Lease" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement
Accounting Principles.

     "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

     "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

     "Commitment" means the obligation of the Lender to make
Loans not exceeding Twenty Five Million Dollars ($25,000,000.00) in aggregate principal amount at any time outstanding.

     "Condemnation" is defined in Section 7.8.

     "Contingent Obligation" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person

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against loss, including, without limitation, any comfort letter, operating agreement or take-or-pay contract, or application for a letter of credit or similar instrument by such Person or upon which such Person is an account party or for which such Person is in any way liable.

     "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Code. For purposes of this definition, Controlled Group shall be determined immediately prior to the time Borrower became a member of the Kansas City Power & Light Company controlled group.

     "Default" means an event described in Article VII.

     "ERISA" means the Employee Retirement Income Security Act of
1974, as amended from time to time, and any rule or regulation issued thereunder.

     "Facility Termination Date" means the earlier of June 30,
2002, or the date on which Lender makes demand for payment pursuant to the Note.

     "Indebtedness" of a Person means such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) Capitalized Lease Obligations, (vi) Rate Hedging Obligations, and
(vii) Contingent Obligations.

     "Investment" of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade), deposit account or contribution of capital by such Person to any other Person or any investment in, or purchase or other acquisition of, the stock, partnership interests, notes, debentures or other securities or other indebtedness of any other Person made by such Person.

     "Lender" means KLT Telecom Inc., a Missouri corporation, and its successors and assigns.

     "Lien" means any lien (statutory or other), security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

     "Loan Documents" means this Agreement and the Note.

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     "Material Adverse Effect" means a material adverse effect on
(i) the business, Property, condition (financial or otherwise), results of operations, or prospects of the Borrower takenas a whole, (ii) the ability of the Borrower to perform its obligations under the Loan Documents, or (iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Lender thereunder.

     "Multiemployer Plan" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

     "Non-Recourse Debt" means Indebtedness which is incurred in connection with the financing by the Borrower of the acquisition or construction of an asset and (a) is collateralized by the grant by the Borrower of a security interest in such asset and
(b) for which recourse for non-payment of any such Indebtedness is limited solely to recourse to such asset (and other Property specifically related thereto, such as permits, books, records, and contracts) and not to any other assets of the Borrower.

     "Note" means a demand promissory note, in substantially the form of Exhibit "A" hereto, duly executed by the Borrower and payable to the order of the Lender in the amount of the Commitment, including any amendment, modification, renewal or replacement of such demand promissory note.

     "Obligations" means all unpaid principal of and accrued and unpaid interest on the Note, and all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower to the Lender arising under the Loan Documents.

     "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

     "Person" means any natural person, corporation, firm, joint venture, partnership, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

     "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any member of the Controlled Group may have any liability.

     "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

     "Rate Hedging Obligations" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all agreements, devices or arrangements designed to protect at least

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one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any of the foregoing.

     "Reportable Event" means a reportable event as defined in
Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of
Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or
Section 412(d) of the Code.

     "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

     "Single Employer Plan" means a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.

     "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Borrower.

     "Substantial Portion" means, with respect to the Property of the Borrower, Property which (i) represents more than 10% of the consolidated assets of the Borrower as would be shown in the consolidated financial statements of the Borrower as at the beginning of the twelve-month period ending with the month in which such determination is made, or (ii) is responsible for more than 10% of the consolidated net sales or of the consolidated net income of the Borrower as reflected in the financial statements referred to in clause (i) above.

     "Unfunded Liabilities" means the amount (if any) by which the present value of all vested nonforfeitable benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans.

     "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

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     "Wholly-Owned Subsidiary" of a Person means (i) any
Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

     The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.


                           ARTICLE II

                          THE CREDITS


      2.1. COMMITMENT. From and including the date of this Agreement and prior to the Facility Termination Date, the Lender agrees, on the terms and conditions set forth in this Agreement, to make Advances to the Borrower from time to time in amounts not to exceed in the aggregate at any one time outstanding the amount of the Commitment, at the request of and for the account of the Borrower from time to time before the Facility Termination Date. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow at any time prior to the Facility Termination Date. The Commitment shall expire on the Facility Termination Date.

      2.2. REQUIRED PAYMENTS; TERMINATION. The entire unpaid principal balance of the Note shall be immediately due and payable UPON DEMAND by Lender, and Borrower acknowledges that any condition or requirement set forth in the Agreement or in any other agreement between Borrower and Lender is not the only basis upon which demand can be made hereunder.

     2.3. MINIMUM AMOUNT OF EACH ADVANCE. Each Advance shall be in the minimum amount of $1,000,000 (and in multiples of $500,000 if in excess thereof) or, if less, the amount of the unused
Commitment.

     2.4. OPTIONAL PRINCIPAL PAYMENTS. The Borrower may from time to time pay, without penalty or premium, all outstanding Advances, or, in a minimum aggregate amount of $1,000,000 or any integral multiple of $500,000 in excess thereof, any portion of the outstanding Advances upon two Business Days' prior notice to the Lender.

     2.5. INTEREST RATE. Each Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made at a rate per annum equal to 9.5%, calculated on the basis of a 360 day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (local time) at the place of payment. If any payment of principal of or

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interest on an Advance shall become due on a day which is not a
Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

     2.6. RATE APPLICABLE AFTER DEFAULT. Notwithstanding anything to the contrary contained in Section 2.5, during the continuance of a Default or Unmatured Default all outstanding Advances shall bear interest on the outstanding principal amounts thereof for each day from and including the date such Default or Unmatured Default occurred at a rate per annum equal to 12.5%, calculated on the basis of a 360 day year.

     2.7. METHOD OF PAYMENT. All payments of the Obligations hereunder shall be made, without setoff, deduction, counterclaim, or withholding, in immediately available funds to the Lender at the Lender's address specified pursuant to Article VIII, by noon (local time) on the date when due.

     2.8. NOTES; TELEPHONIC NOTICES. The Lender is hereby authorized to record the principal amount of each of its Advances and each repayment on the schedule attached to the Note, provided, however, that the failure to so record shall not affect the Borrower's obligations under such Note. The Borrower hereby authorizes the Lender to extend Advances and to transfer funds based on telephonic notices made by any person or persons the Lender in good faith believes to be acting on behalf of the Borrower. The Borrower agrees to deliver promptly to the Lender a written confirmation, if such confirmation is requested by the Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Lender, the records of the Lender shall govern absent manifest error.

                          ARTICLE III

                      CONDITIONS PRECEDENT


       3.1.    CONDITIONS PRECEDENT TO EFFECTIVENESS.  This
Agreement shall become effective on the date on which the Borrower has paid to the Lenders all fees, costs and expenses due and payable pursuant to Section 8.7 (to the extent then billed) and the Borrower has furnished to the Lender:

     (i) Copies of the articles of incorporation of the Borrower, together with all amendments, and a certificate of good standing, both certified by the appropriate governmental officer in its jurisdiction of incorporation.

     (ii) Copies, certified by the Secretary or Assistant Secretary of the Borrower, of its by-laws and of its Board of Directors' resolutions (and resolutions of other bodies, if any are deemed necessary by counsel for any Lender) authorizing the execution of the Loan Documents.

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     (iii)     An incumbency certificate, executed by the
          Secretary or Assistant Secretary of the Borrower, which shall identify by name and title and bear the signature of the officers of the Borrower authorized to sign the Loan Documents and to make borrowings hereunder, upon which certificate the Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower.

     (iv) A certificate, signed by the President, or Vice
          President and Chief Financial Officer of the Borrower, stating that on the effective date no Default or Unmatured Default has occurred and is continuing.

     (v)  The Note duly executed by the Borrower.

     (vi) Written money transfer instructions addressed to the Lender and signed by an Authorized Officer, together with such other related money transfer authorizations as the Lender may have reasonably requested.

     (vii)     The insurance certificate described in Section
4.15.

     (viii) Such other documents as any Lender or its counsel may have reasonably requested, including without limitation, legal opinions, applicable governmental and other approvals, certificates of existence, lien/bankruptcy/judgment searches, all in acceptable form and substance to Lender.

     (ix) The most current financial statements regarding Borrower available prior to the effective date, and certified financial statements annually thereafter. The financial statements provided shall be audited if available, but in any event shall be prepared in accordance with generally accepted accounting principles.

      3.2. EACH ADVANCE. The Lender shall not be required to make any Advance (other than an Advance that, after giving effect thereto and to the application of the proceeds thereof, does not increase the aggregate amount of outstanding Advances), unless on the applicable Borrowing Date:

     (i)  There exists no Default or Unmatured Default.

     (ii) The representations and warranties contained in Article IV are true and correct as of such Borrowing Date, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall be true and correct on and as of such earlier date.

     (iii) All legal matters incident to the making of such Advance shall be satisfactory to the Lenders and their counsel.

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     Each Borrowing Notice with respect to each such Advance
shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 3.2(i) and (ii) have been satisfied. The Lender may require a duly completed compliance certificate in substantially the form of Exhibit 3.2 hereto as a condition to making an Advance.


                           ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES

     The Borrower represents and warrants to the Lenders that:

      4.1. CORPORATE EXISTENCE AND STANDING. The Borrower is a corporation duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

      4.2. AUTHORIZATION AND VALIDITY. The Borrower has the corporate power and authority and legal right to execute and deliver the Loan Documents and to perform its obligations thereunder. The execution and delivery by the Borrower of the Loan Documents and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings, and the Loan Documents constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

      4.3. NO CONFLICT; GOVERNMENT CONSENT. Neither the execution and delivery by the Borrower of the Loan Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or the Borrower's articles of incorporation or by-laws or the provisions of any indenture, instrument or agreement to which the Borrower is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien in, of or on the Property of the Borrower pursuant to the terms of any such indenture, instrument or agreement. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents.

      4.4. FINANCIAL STATEMENTS. The December 31, 2000 financial statements of the Borrower heretofore delivered to the Lender were prepared in accordance with generally accepted accounting principles and fairly present the consolidated financial condition and operations of the Borrower at such date and the consolidated results of their operations for the period then ended.

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      4.5.     MATERIAL ADVERSE CHANGE.  Since February 1, 2001,
there has been no change in the business, Property, prospects, condition (financial or otherwise) or results of operations of the Borrower which could reasonably be expected to have a Material Adverse Effect.

      4.6. TAXES. The Borrower has filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Borrower, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. No tax liens have been filed and no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of the Borrower in respect of any taxes or other governmental charges are adequate.

      4.7. LITIGATION AND CONTINGENT OBLIGATIONS. There is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Borrower which could reasonably be expected to have a Material Adverse Effect. As of the date of each Advance, the Borrower has no Contingent Obligations other than those allowed under Section 5.10.

      4.8. ERISA. The Unfunded Liabilities of all Single Employer Plans do not in the aggregate exceed $100,000. Neither the Borrower nor any other member of the Controlled Group has incurred, or is reasonably expected to incur, any withdrawal liability to Multiemployer Plans in excess of $100,000 in the aggregate. Each Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Plan, neither the Borrower nor any other members of the Controlled Group has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Plan.

     4.9. ACCURACY OF INFORMATION. No information, exhibit or report furnished by the Borrower to the Lender in connection with the negotiation of, or compliance with, the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading.

     4.10. MATERIAL AGREEMENTS. The Borrower is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument evidencing or governing Indebtedness, which default could reasonably be expected to have a Material Adverse Effect.

     4.11. COMPLIANCE WITH LAWS. The Borrower has complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof, having jurisdiction over the conduct of its business or the ownership of its Property, the failure to comply with which could reasonably be expected to have a Material Adverse Effect. The Borrower has not received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable federal,

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state and local environmental, health and safety statutes and regulations or the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.

     4.12. OWNERSHIP OF PROPERTIES. On the date of this Agreement, the Borrower will have good title, free of all Liens other than those permitted by Section 5.16, to all of the Property and assets reflected in the financial statements as owned by it.

     4.13.     INVESTMENT COMPANY ACT. The Borrower is not an
"investment company" within the meaning of the Investment Company
Act of 1940, as amended.

     4.15. INSURANCE. The certificate signed by the President or Chief Financial Officer of the Borrower, that attests to the existence and adequacy of, and summarizes, the property and casualty insurance program carried by the Borrower and that has been furnished by the Borrower to the Lender, is complete and accurate. This summary includes the insurer's or insurers' name(s), policy number(s), expiration date(s), amount(s) of coverage, type(s) of coverage, exclusion(s), and deductibles. This summary also includes similar information, and describes any reserves, relating to any self-insurance program that is in effect.


                           ARTICLE V

                           COVENANTS

     During the term of this Agreement, unless the Lender shall otherwise consent in writing:

      5.1. FINANCIAL REPORTING. The Borrower will maintain for itself a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to the Lender:

     (i) Within 90 days after the close of each of its fiscal years, an audit report certified by independent certified public accountants, acceptable to the Lender, prepared in accordance with generally accepted accounting principles for itself, including balance sheets as of the end of such period, related profit and loss and reconciliation of surplus statements, and a statement of cash flows, accompanied by (a) any management letter prepared by said accountants, and (b) a certificate of said accountants that, in the course of their examination necessary for their certification of the foregoing, they have obtained no knowledge of any Default or Unmatured Default, or if, in the opinion of such accountants, any Default or Unmatured Default shall exist, stating the nature and status thereof.

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     (ii) Within 45 days after the close of the first three
          quarterly periods of each of its fiscal years, unaudited balance sheets as at the close of each such period and profit and loss and reconciliation of surplus statements and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its President or the Chief Financial Officer.

     (iii) As soon as available, but in any event within 60 days after the beginning of each fiscal year of the Borrower, a copy of the plan and forecast (including a projected consolidated and consolidating balance sheet, income statement and funds flow statement and updated projections) of the Borrower for such fiscal year.

     (iv) Together with the financial statements required hereunder, a compliance certificate in substantially the form of Exhibit 3.2 hereto signed by its President or the Chief Financial Officer stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.

     (v) Within 270 days after the close of each fiscal year, a statement of the Unfunded Liabilities of each Single
          Employer Plan, certified as correct by an actuary enrolled under ERISA.

     (vi) As soon as possible and in any event within 10 days after the Borrower knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by the President or the Chief Financial Officer of the Borrower, describing said Reportable Event and the action which the Borrower proposes to take with respect thereto.

     (vii) As soon as possible and in any event within 10 days after receipt by the Borrower, a copy of (a) any notice or claim to the effect that the Borrower is or may be liable to any Person as a result of the release by the Borrower or any other Person of any toxic or hazardous waste or substance into the environment, and
          (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Borrower, which, in either case, could reasonably be expected to have a Material Adverse Effect.

     (viii) Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Borrower files with the Securities and Exchange Commission.

     (ix) Such other information (including non-financial information) as the Lender may from time to time reasonably request.

     5.2. USE OF PROCEEDS. The Borrower will, and will cause each Subsidiary to, use the proceeds of the Advances for working capital and general corporate purposes. The Borrower will not use any identifiable portion of the proceeds of the Advances to purchase or carry any "margin stock" (as defined in Regulation
U) or to make any other Acquisition.

       5.3. NOTICE OF DEFAULT. The Borrower will give prompt notice in writing to the Lenders of the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise, which could reasonably be expected to have a Material Adverse Effect.

      5.4. CONDUCT OF BUSINESS. The Borrower will carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and to do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

      5.5. TAXES. The Borrower will pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside.

      5.6. INSURANCE. The Borrower will maintain with financially sound and reputable insurance companies insurance on all their Property in such amounts and covering such risks as is consistent with sound business practice, and the Borrower will furnish to Lender upon request full information as to the insurance carried.

      5.7. COMPLIANCE WITH LAWS. The Borrower will comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, the failure to comply with which could reasonably be expected to have a Material Adverse Effect.

      5.8. MAINTENANCE OF PROPERTIES. The Borrower will do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times.

      5.9. INSPECTION. The Borrower will permit the Lender, by its representatives and agents, to inspect any of the Property, corporate books and financial records of the Borrower, to examine and make copies of the books of accounts and other financial records of the Borrower, and to discuss the affairs, finances and accounts of the Borrower with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Lender may designate.

     5.10. INDEBTEDNESS. The Borrower will not create, incur or suffer to exist any Indebtedness, except:

     (i)  The Advances.

     (ii) Indebtedness existing on the date hereof.

     (iii)     Non-Recourse Debt.

     (iv) Other Indebtedness as approved in advance by the Lender.

     5.11. MERGER. The Borrower will not merge or consolidate with or into any other Person.

     5.12. SALE OF ASSETS. The Borrower will not lease, sell or otherwise dispose of its Property, to any other Person except for (i) sales of inventory in the ordinary course of business,
(ii) at all times that no Default or Unmatured Default has occurred and is continuing, leases, sales or other dispositions of its Property that, together with all other Property of the Borrower previously leased, sold or disposed of (other than inventory in the ordinary course of business) as permitted by this clause (ii) during the twelve-month period ending with the month in which any such lease, sale or other disposition occurs, do not constitute a Substantial Portion of the Property of the Borrower.

     5.13. SALE OF ACCOUNTS. The Borrower will not sell or otherwise dispose of any notes receivable or accounts receivable, with or without recourse.

     5.14. SALE AND LEASEBACK. The Borrower will not sell or transfer any of its Property in order to concurrently or subsequently lease as lessee such or similar Property.

     5.15. INVESTMENTS AND ACQUISITIONS. The Borrower will not make or suffer to exist any Investments (other than loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or to make any Acquisition of any Person, except:

     (i) Short-term obligations of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof, or any money market mutual fund that invests substantially all of its assets in such short-term obligations.

     (ii) Commercial paper rated A-l or better by Standard and Poor's Ratings Group or P-l or better by Moody's
          Investors Service, Inc.

     (iii) Demand deposit accounts maintained in the ordinary course of business.

     (iv) Certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of $100,000,000 and a long-term debt rating of A or better by Standard and Poor's Ratings Group or Moody's Investors Service, Inc.

     (v)  Investments in existence on the date hereof.

     5.16. LIENS. The Borrower will not create, incur, or suffer to exist any Lien in, of or on the Property of the Borrower, except:

     (i) Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with generally accepted principles of accounting shall have been set aside on its books.

     (ii) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with generally accepted principles of accounting shall have been set aside on its books.

     (iii) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation.

     (iv) Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Borrower or the Subsidiaries.

     (v)  Liens existing on the date hereof.

     (vi) Judgment Liens which secure payment of legal obligations that would not otherwise constitute a Default under Section 6.9.

     (vii) Liens securing Non-Recourse Debt otherwise permitted under the terms of this Agreement.

     (viii) Liens on Property in existence at the time of acquisition of such Property by the Borrower.

     (ix) Deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds, and other obligations of a like nature incurred in the ordinary course of business by the Borrower or any Subsidiary.

     (x)  Liens created by the Loan Documents.

     5.17. AFFILIATES. The Borrower will not enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's business and upon fair and reasonable terms no less favorable to the Borrower than the Borrower would obtain in a comparable arms-length transaction.

                           ARTICLE VI

                            DEFAULTS


     The occurrence of any one or more of the following events shall constitute a Default:

      6.1. Any representation or warranty made or deemed made by or on behalf of the Borrower to the Lender under or in connection with this Agreement, any Advance, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made.

      6.2. Nonpayment of principal of the Note when due, or nonpayment of interest on the Note or other obligations under any of the Loan Documents within five days after the same becomes due.

      6.3. The breach by the Borrower of any of the terms or provisions of Section 5.2, 5.10, 5.11, 5.12, 5.14, 5.15, 5.16 or
5.17.

      6.4. The breach by the Borrower (other than a breach which constitutes a Default under Section 5.1, 5.2 or 5.3) of any of the terms or provisions of this Agreement which is not remedied within five days after written notice from the Lender.

      6.5. Failure of the Borrower to pay any Indebtedness when due; or the default by the Borrower in the performance of any term, provision or condition contained in any agreement under which any Indebtedness was created or is governed, or any other event shall occur or condition exist, the effect of which is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any Indebtedness of the Borrower shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the stated maturity thereof; or the Borrower shall not pay, or admit in writing its inability to pay, its debts generally as they become due.

      6.6. The Borrower shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its

Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate action to authorize or effect any of the foregoing actions set forth in this Section 6.6 or
(vi) fail to contest in good faith any appointment or proceeding described in Section 6.7.

      6.7. Without the application, approval or consent of the Borrower, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any Substantial Portion of its respective Property, or a proceeding described in Section 6.6(iv) shall be instituted against the Borrower and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 30 consecutive days.

      6.8. Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of (each a "Condemnation"), all or any portion of the Property of the Borrower which, when taken together with all other Property of the Borrower seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such Condemnation occurs, constitutes a Substantial Portion.

      6.9. The Borrower shall fail within 30 days to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of $100,000, which is not stayed on appeal or otherwise being appropriately contested in good faith.

     6.10.     The Unfunded Liabilities of all Single Employer
Plans shall exceed in the aggregate $100,000 or any Reportable
Event shall occur in connection with any Plan.

     6.11. The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Borrower or any other member of the Controlled Group as withdrawal liability (determined as of the date of such notification), exceeds $100,000.

     6.12. The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Borrower and the other members of the Controlled Group (taken as a whole) to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan years of each such Multiemployer Plan immediately preceding the plan year in which the reorganization or termination occurs by an amount exceeding $100,000.

     6.13. The Borrower shall be the subject of any proceeding or investigation pertaining to the release by the Borrower or any other Person of any toxic or hazardous waste or substance into the environment, or any violation of any federal, state or local environmental, health or safety law or regulation, which, in either case, could reasonably be expected to have a Material Adverse Effect.

                          ARTICLE VII

         ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

      7.1.     ACCELERATION.  If any Default described in Section
6.6 or 6.7 occurs with respect to the Borrower, the obligations of the Lender to make Advances hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Lender. If any other Default occurs, the Lender may terminate or suspend the obligations of the Lender to make Advances hereunder, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives. Notwithstanding the foregoing, Borrower may make demand for payment of the Obligations at any time and for any or no reason.

      7.2.     AMENDMENTS.  Subject to the provisions of this
Article VII, the Lender and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lender or the Borrower hereunder or waiving any Default hereunder.

      7.3. PRESERVATION OF RIGHTS. No delay or omission of the Lender to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of an Advance notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Advance shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in contained in a writing signed by the Lender, and then only to the extent set forth in such writing. All remedies contained in the Loan Documents or afforded by law shall be cumulative and all shall be available to the Lender until the Obligations have been paid in full.

                          ARTICLE VIII

                       GENERAL PROVISIONS

      8.1. SURVIVAL OF REPRESENTATIONS. All representations and warranties of the Borrower contained in this Agreement shall survive delivery of the Note and the making of the Advances herein contemplated.

     8.2. GOVERNMENTAL REGULATION. Anything contained in this Agreement to the contrary notwithstanding, the Lender shall not be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

      8.3. TAXES. Any taxes (excluding federal income taxes on the overall net income of the Lender) or other similar assessments or charges made by any governmental or revenue authority in respect of the Loan Documents shall be paid by the Borrower, together with interest and penalties, if any, other than interest and penalties to the extent the accrual of which is attributable to the gross negligence or willful misconduct of the Lender.

      8.4. HEADINGS. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

      8.5. ENTIRE AGREEMENT. The Loan Documents embody the entire agreement and understanding among the Borrower and the Lender and supersede all prior agreements and understandings among the Borrower and the Lenders relating to the subject matter thereof.

      8.6. BENEFITS OF THIS AGREEMENT. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

      8.7. EXPENSES; INDEMNIFICATION. The Borrower shall reimburse the Lender for any costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Lender, which attorneys may be employees of the Lender) paid or incurred by the Lender in connection with the preparation, negotiation, execution, delivery, review, amendment, modification, and administration of the Loan Documents. The Borrower also agrees to reimburse the Lender for any costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Lender, which attorneys may be employees of the Lender) paid or incurred by the Lender in connection with the collection and enforcement of the Loan Documents. The Borrower further agrees to indemnify the Lender, its directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Lender is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Advance hereunder except to the extent such obligations arise from the gross negligence or willful misconduct of the

Lender. The obligations of the Borrower under this Section shall survive the termination of this Agreement.

      8.8. ACCOUNTING. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with generally accepted accounting principles.

     8.9. SEVERABILITY OF PROVISIONS. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

     8.10.     CHOICE OF LAW.  THE TRANSACTION DOCUMENTS (OTHER
THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION)
SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT
THE LAW OF CONFLICTS) OF THE STATE OF MISSOURI.

     8.11. CONSENT TO JURISDICTION. THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR MISSOURI STATE COURT SITTING IN KANSAS CITY, MISSOURI, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY TRANSACTION DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM.
NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE LENDER OR ANY AFFILIATE OF THE LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN KANSAS CITY, MISSOURI.

     8.12. WAIVER OF JURY TRIAL AND CERTAIN DAMAGE CLAIMS. THE BORROWER AND LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER. THE BORROWER AND LENDER HEREBY WAIVE ALL RIGHT TO CLAIM OR RECOVER IN ANY ACTION OR PROCEEDING ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES.

     8.13. SUCCESSORS AND ASSIGNS. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights or obligations under the Loan Documents.

     8.14.     GIVING NOTICE.  Except as otherwise permitted by
Section 2.8 with respect to borrowing notices, all notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by telex or by facsimile and addressed or delivered to such party at its address set forth below its signature hereto or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by telex or facsimile, shall be deemed given when transmitted (answerback confirmed in the case of telexes).

     8.15. CHANGE OF ADDRESS. The Borrower and Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

     8.16 COUNTERPARTS; EFFECTIVENESS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower and the Lender and each party has notified the other by facsimile or telephone, that it has taken such action.

     8.17 ACKNOWLEDGMENTS. THE BORROWER HEREBY REPRESENTS, WARRANTS, ACKNOWLEDGES AND ADMITS THAT (A) IT HAS BEEN ADVISED BY COUNSEL ON THE NEGOTIATION, EXECUTION AND DELIVERY OF THIS AGREEMENT, THE LOAN DOCUMENTS AND ANY OTHER INSTRUMENT OR DOCUMENT ENTERED INTO IN CONNECTION HEREWITH, (B) IT HAS MADE AN INDEPENDENT DECISION TO ENTER INTO THIS AGREEMENT, THE LOAN DOCUMENTS AND SUCH OTHER INSTRUMENTS AND DOCUMENTS, WITHOUT RELIANCE ON ANY REPRESENTATION, WARRANTY, COVENANT OR UNDERTAKING BY THE LENDER, WHETHER WRITTEN, ORAL OR IMPLICIT, OTHER THAN AS EXPRESSLY SET FORTH IN THIS AGREEMENT, (C) THE LENDER HAS NOT MADE ANY REPRESENTATION, COVENANT OR UNDERTAKING TO THE BORROWER IN CONNECTION WITH THE RIGHTS AND OBLIGATIONS OF THE BORROWER PURSUANT TO THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY SUCH INSTRUMENTS AND DOCUMENTS, (D) THERE ARE NO REPRESENTATIONS, WARRANTIES, COVENANTS OR UNDERTAKINGS OR AGREEMENTS BY THE LENDER AS TO THIS AGREEMENT, THE LOAN DOCUMENTS OR SUCH INSTRUMENTS AND DOCUMENTS EXCEPT AS EXPRESSLY SET FORTH IN WRITING HEREIN OR THEREIN, (E) THE RELATIONSHIP BETWEEN THE BORROWER AND THE LENDER , PURSUANT TO THIS AGREEMENT, THE LOAN DOCUMENTS AND SUCH INSTRUMENTS AND DOCUMENTS, IS AND SHALL BE SOLELY THAT OF DEBTOR AND CREDITOR, RESPECTIVELY, (F) NO JOINT VENTURE EXISTS BETWEEN THE LENDER AND THE BORROWER, (G) WITHOUT LIMITING ANY OF THE FOREGOING, THE BORROWER IS NOT RELYING UPON ANY REPRESENTATION BY THE LENDER, OR ANY REPRESENTATIVE THEREOF, AND NO SUCH REPRESENTATION HAS BEEN MADE, THAT THE LENDER WILL AT THE TIME OF A DEFAULT OR UNMATURED DEFAULT OR AT ANY OTHER TIME, WAIVE, NEGOTIATE, DISCUSS OR REFRAIN FROM TAKING ANY ACTION WITH RESPECT TO ANY SUCH DEFAULT OR UNMATURED DEFAULT OR ANY OTHER TERM OF THIS AGREEMENT OR SUCH INSTRUMENTS OR DOCUMENTS, AND (H) THE LENDER HAS RELIED UPON THE TRUTHFULNESS OF THE FOREGOING ACKNOWLEDGMENTS AND OF THE STATEMENTS CONTAINED IN THE DOCUMENTS DELIVERED BY BORROWER REFERRED TO IN SECTION 3.1 IN DECIDING TO EXECUTE AND DELIVER THIS AGREEMENT AND TO ACCEPT THE NOTE.

     8.18 NO ORAL AGREEMENTS; ENTIRE AGREEMENT.   ORAL AGREEMENTS
OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT, INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT, ARE NOT ENFORCEABLE. TO PROTECT YOU (THE BORROWER,) AND US (THE LENDER) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING (AND THE LOAN DOCUMENTS), WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.


                           ARTICLE IX

                            SECURITY

     9.1 GRANT OF SECURITY INTEREST. To the extent permitted by law, regulation or the provisions of any relevant agreement, Borrower hereby grants to Lender (i) a security interest in and to the collateral identified on EXHIBIT 9.1, attached hereto and made a part hereof (the "Collateral"), and (ii) a lien upon all of the Borrower's real property interests, as security for the full and timely payment and performance by Borrower of the
Obligations.   Upon request by the Lender, Borrower shall take
commercially reasonable efforts to seek all necessary consents, authorizations or waivers required by law, regulation or agreement to permit Lender's security interest to attach to any and all portions of the Collateral. Nothing in this Article IX shall be construed as creating a security interest in any portion of the Collateral which is prohibited by law or regulation, or which would constitute a breach of any agreement between the Lender and a third party.

     9.2 PERFECTION. Borrower shall execute and deliver to Lender, or file or cause to be filed, such documents and instruments as Lender shall request from time to time to further evidence, perfect, protect or preserve Lender's rights hereunder and with respect to the Collateral and real property interests, including without limitation mortgages, deeds of trust or financing statements under the Uniform Commercial Code.

                    [signature page follows]

     IN WITNESS WHEREOF, the Borrower and the Lender have executed this Agreement as of the date first above written.

                    DIGITAL TELEPORT, INC.

                    By:  /s/Gary W. Douglass
                    Name: Gary W. Douglass
                    Title:  Interim CEO

                         8112 Maryland Avenue, Suite 400
                         St. Louis, MO 63105

                    Telecopier:



                    KLT TELECOM INC.

                    By:   /s/Mark R. Schroeder
                    Name:  Mark R. Schroeder
                    Title:  VP

                         10740 Nall, Suite 230
                         Overland Park, KS 66211

                    Telecopier:    (913) 967-4340

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